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                                                                     Exhibit 21.
                      Subsidiaries of Hycor Biomedical Inc.

                                                          State of
Name                                                      Incorporation
----                                                      -------------
Hycor Biomedical GmbH                                     Germany
Hycor Biomedical SAS                                      France
Hycor Biomedical Limited                                  Scotland
Hycor International Inc.                                  US Virgin Islands